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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                 April 12, 2001
                                (Date of Report)

                                  April 2, 2001
                        (Date of earliest event reported)


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                         Commission File Number 0-26816

                             IDX SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


             Vermont                                  03-0222230
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                               1400 Shelburne Road
                           South Burlington, VT 05403
                    (Address of principal executive offices)

Registrant's telephone number,  including area code: (802-862-1022)








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ITEM 5.  OTHER EVENTS

         On January 18, 2001, the Company commenced a lawsuit against Epic Systems Corporation, a competitor of the Company, the University of Wisconsin Medical Foundation (the Foundation), and two individuals claiming, among other things, that trade secrets of the Company involving its IDXtend medical group practice system were wrongfully disclosed to, and misappropriated by, Epic in a series of meetings that took place in 1998 and 1999. All of the defendants deny the Company's claims. The Company's lawsuit seeks damages and injunctive relief and was brought in the United States District Court for the Western District of Wisconsin and is entitled, IDX Systems Corporation v. Epic Systems Corporation, et al., No. 01C-0037-S. The Foundation has brought a counterclaim against the Company claiming that its lawsuit interferes with a contract between the Foundation and Epic, and that the confidentiality provisions in IDX's contracts with the Foundation are invalid. The counterclaim seeks damages and declaratory judgment. The Company denies the counterclaim. The lawsuit is in the preliminary stages of discovery.

         On April 2, 2001, Epic Systems filed an Answer denying the essential elements of the Company's claims, and asserted counterclaims against the Company. Epic alleges that the Company's claims asserting its trade secret rights were brought in bad faith, with an intent to injure Epic competitively, and thereby violated Sections 1 and 2 of the Sherman Act because the company allegedly possesses monopoly power in the U.S. market for medical practice information systems. Epic also claims that this same alleged conduct constitutes intentional interference with its contract with the Foundation. The counterclaim seeks treble damages. The Company is reviewing these claims and preparing its response.




























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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               IDX SYSTEMS CORPORATION
                               (Registrant)



Date:  April 12, 2001                 /S/ JOHN A. KANE
                               By:  ___________________________________________
                                    John A. Kane
                                    Vice President, Finance and Administration
                                    Chief Financial Officer, and Treasurer





































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